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                                                                  EXHIBIT 10.53

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into as of the 15th day of October, 1998, by and between SEALY CORPORATION, a Delaware corporation (the "Company"), and E. LEE WYATT, JR., (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee (collectively "the Parties") desire to enter into this Employment Agreement (the "Agreement") as hereinafter set forth;

     NOW, THEREFORE, the Company and Employee agree as follows:

     1.  EMPLOYMENT TERM.
         ---------------

         (a) During the period specified in Subsection l(b) hereof (the "Employment Term"), the Company shall employ the Employee, and the Employee shall serve the Company, as Corporate Vice President, Administration based on the terms and subject to the conditions set forth herein.

         (b)  The Employment Term shall:

              (i) be for a rolling one (1) year term commencing on the date of this Agreement, which term shall automatically be extended one calendar day for each calendar day that the Employee is employed by the Company after the date of this Agreement so that the remaining Employment Term shall always be one (1) year;

              (ii) provided that the Employment Term may terminate as provided in Section 4 hereof prior to the date specified above in this Subsection 1(b).

     2.  POSITION, DUTIES, AND RESPONSIBILITIES.  At all times during the
         --------------------------------------
Employment Term, the Employee shall:

         (a) Hold the position of Corporate Vice President, Administration reporting to the Chief Executive Officer of the Company (the "Chief Executive Officer");

         (b) Have those duties and responsibilities, and the authority, customarily possessed by the Corporate Vice President, Administration of a major corporation and such additional duties as may be assigned to the Employee from time to time by the Board of Directors of the Company (the "Board") or the Chief Executive Officer which are consistent with the position of Corporate Vice President, Administration of a major corporation;
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          (c)  Adhere to such reasonable written policies and directives, and such reasonable unwritten policies and directives as are of common knowledge to executive officers of the Company, as may be promulgated from time to time by the Board or the Chief Executive Officer and which are applicable to executive officers of the Company;

          (d) Invest in the Company only in accordance with any insider trading policy of the Company in effect at the time of the investment; and

          (e) Devote the Employee's entire business time, energy, and talent to the business, and to the furtherance of the purposes and objectives, of the Company, and neither directly nor indirectly act as an employee of or render any business, commercial, or professional services to any other person, firm or organization for compensation, without the prior written approval of the Board or the Chief Executive Officer.

     Nothing in this Agreement shall preclude the Employee from devoting reasonable periods of time to charitable and community activities or the management of the Employee's investment assets, provided such activities do not interfere with the performance by the Employee of the Employee's duties hereunder.

     3.   SALARY, BONUS AND BENEFITS.  For services rendered by the Employee on
          --------------------------
behalf of the Company during the Employment Term, the following salary, bonus and benefits shall be provided to the Employee by the Company:

          (a) The Company shall pay to the Employee, in equal installments, according to the Company's then current practice for paying its executive officers in effect from time to time during the Employment Term, an annual base salary at the initial rate of Two Hundred Thousand Dollars ($200,000). This salary shall be subject to annual review by the Human Resources Committee of the Board (the "Committee") and may be increased, but not decreased, to the extent, if any, that the Committee may determine.

          (b) The Employee shall participate in the Sealy Corporation Annual Bonus Plan (the "Bonus Plan") in accordance with the provisions of that Plan as in effect as of the date of this Agreement. The Employee's Target annual bonus, as established by the Committee under the Bonus Plan as of the date of this Agreement, is thirty-five percent (35%) (his "Target Annual Bonus Percentage") of annual base salary, with a range of zero percent (0%) to seventy percent (70%) of annual base salary.

          (c) The Employee shall be eligible for participation in such other benefit plans, including, but not limited to, the Company's Profit Sharing Plan and Trust, Executive Severance Benefit Plan, Benefit Equalization Plan, Short-Term and Long Term Disability Plans, Group Term Life Insurance Plan, Medical Plan or PPO, Dental Plan, the 401(k) feature of the Profit Sharing Plan and the 1998 Stock Option Plan, as the Board may adopt from time to time and in

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               which the Company's executive officers are eligible to
               participate. Such participation shall be subject to the terms and conditions set forth in the applicable plan documents. As is more fully set forth in Section 7 hereof, the Employee shall not be entitled to duplicative payments under this Agreement and the Executive Severance Benefit Plan.

          (d) Without limiting the generality of Subsection 3(c) above, for so long as such coverage shall be available to the executive officers of the Company, the Employee shall be eligible to participate in the Company's Group Term Life Insurance Plan with a death benefit to be provided at the level of one and one half (1 1/2) times annual base salary at Company expense, plus extended coverage with a death benefit to be provided of at least the level in effect on the date of this Agreement for the Employee under such Plan at the Employee's discretion and expense.

          (e) The Employee shall be entitled to take, during each calendar year period of the Employment Term, commencing on the 1st of January after execution of this Agreement, vacation time equal to at least the greater of (i) the amount of vacation time to which the Employee is entitled per year as of the date of this Agreement, or (ii) the amount of vacation time to which the Employee would have become entitled if the Company's vacation policy in effect as of the date of this Agreement and which is applicable to its executive officers remained in effect throughout the Employment Term.

          (f) In addition, the Parties do hereby further confirm that any stock agreements, stock option agreements, or Stockholder Agreement previously entered into between the Parties (such agreements being hereinafter referred to collectively as the "Pre-existing Agreements"), all remain in full force and effect except as otherwise provided herein. Notwithstanding the foregoing, to the extent that any provision contained herein is inconsistent with the terms of any of the Pre-existing Agreements, the terms of this Agreement shall be controlling.

     4.   TERMINATION OF EMPLOYMENT.  As indicated in Subsection 1(b)(ii), the
          -------------------------
Employment Term may terminate prior to the date specified in Subsection 1(b)(i) as follows:

          (a) The Employee's employment hereunder will terminate without further notice upon the death of the Employee.

          (b) The Company may terminate the Employee's employment hereunder effective immediately upon giving written notice of such termination for "Cause". For these purposes, "Cause" shall mean the following:

                (i) Commission by the Employee (evidenced by a conviction or written, voluntary and freely given confession) of a criminal act constituting a felony;

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               (ii)  Commission by the Employee of a material breach or material default of any of the Employee's agreements or obligations under any provision of this Agreement, including, without limitation, the Employee's agreements and obligations under Subsections 2(a) through 2(e) and Sections 8 and 9 of this Agreement, which is not cured in all material respects within thirty (30) days after the Chief Executive Officer or the designee thereof gives written notice thereof to the Employee; or

               (iii) Commission by the Employee, when carrying out the
                     Employee's duties under this Agreement, of acts or the omission of any act, which both: (A) constitutes gross negligence or willful misconduct and (B) results in material economic harm to the Company or has a materially adverse effect on the Company's operations, properties or business relationships.

          (c) The Employee's employment hereunder may be terminated by the Company upon the Employee's disability, if the Employee is prevented from performing the Employee's duties hereunder by reason of physical or mental incapacity for a period of one hundred eighty (180) consecutive days in any period of two consecutive fiscal years of the Company, but the Employee shall be entitled to full compensation and benefits hereunder until the close of such one hundred and eighty (180) day period.

          (d) The Company may terminate the Employee's employment hereunder without Cause at any time upon thirty (30) days written notice.

          (e) The Employee may terminate employment hereunder effective immediately upon giving written notice of such termination for "Good Reason", as defined in Subsection 4(g) below.

          (f) The Employee may terminate employment hereunder without Good Reason at any time upon thirty (30) days written notice.

          (g) For purposes of this Agreement, "Good Reason" means the occurrence of (i) any reduction in either the annual base salary of the Employee or the Target Annual Bonus Percentage or maximum annual bonus percentage applicable to the Employee under the Bonus Plan, (ii) any material reduction in the position, authority or office of the Employee, (iii) any material reduction in the Employee's responsibilities or duties for the Company,
               (iv) any material adverse change or reduction in the aggregate "Minimum Benefits," as hereinafter defined, provided to the Employee as of the date of this Agreement (provided that any material reduction in such aggregate Minimum Benefits that is required by law or applies generally to all employees of the Company shall not constitute "Good Reason" as defined hereunder), (v) any relocation of the Employee's principal place of work with the Company to a place more than twenty-five
               (25) miles from the

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

               geographical center of Greensboro, North Carolina, or (vi) the material breach or material default by the Company of any of its agreements or obligations under any provision of this Agreement. As used in this Subsection 4(g), an "adverse change or material reduction" in the aggregate Minimum Benefits shall be deemed to result from any reduction or any series of reductions which, in the aggregate, exceeds five percent (5%) of the value of such aggregate Minimum Benefits determined as of the date of this Agreement. As used in this Subsection 4(g), Minimum Benefits are life insurance, accidental death, long term disability, short term disability, medical, dental, and vision benefits and the Company's expense reimbursement policy. The Employee shall give written notice to the Company on or before the date of termination of employment for Good Reason stating that the Employee is terminating employment with the Company and specifying in detail the reasons for such termination. If the Company does not object to such notice by notifying the Employee in writing within five (5) days following the date of the Company's receipt of the Employee's notice of termination, the Company shall be deemed to have agreed that such termination was for Good Reason. The parties agree that "Good Reason" will not be deemed to have occurred merely because the Company becomes a subsidiary or division of another entity provided the Employee continues to serve in the position set forth in Section 2 above of such subsidiary or division and such subsidiary or division is comparable in size to the organization consisting of the Company and its subsidiaries. The parties further agree that "Good Reason" will be deemed to have occurred if the purchaser, in connection with the sale or transfer of all or substantially all of the assets of the Company, does not assume this Agreement in accordance with Section 11 hereof.

     5.  SEVERANCE COMPENSATION.  If the Employee's employment is terminated,
         ----------------------
the following severance provisions will apply:

         (a) If the Employee's employment is terminated by the Company other than for Cause or is terminated by the Employee for Good Reason, then, through the remaining Employment Term as specified in Subsection 1(b) hereof, determined without regard to Subsection 1(b)(ii) hereof, (such remaining Employment Term calculated without regard to Subsection 1(b)(ii), and without regard to whether the Employee elects accelerated payments of the Employee's annual base salary and bonus in accordance with Subsection 5(a)(v), is hereinafter referred to as the "Payment Term") the Company shall:

               (i) continue to pay the Employee's annual base salary in the then prevailing amount and at the times specified in Subsection 3(a) hereof, or if such annual base salary has decreased during the one year period ending on the Employee's termination of employment, at the highest rate in effect during such one year period;

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

               (ii) continue the Employee's participation in the Bonus Plan as provided in Subsection 3(b) hereof provided that the Company will:

                     (A) pay the Employee a bonus under the Bonus Plan for the partial year period ending on the date of the Employee's termination of employment calculated as if the Employee had continued to be employed for the entire year except that the Employee's bonus percentage (calculated at the time and in the manner customary as of the date of this Agreement, but disregarding the termination of employment of the Employee) shall be applied to the Employee's annual base salary payable in accordance with Subsection 3(a) hereof for the partial year period ending on the Employee's termination of employment; and

                     (B) thereafter, during the remainder of the Payment Term, a bonus equal to the Employee's Target Annual Bonus Percentage, multiplied by the Employee's annual base salary in the amount specified in Subsection 5(a)(i) payable during the year (or portion thereof) for which the bonus is being calculated; with such amounts being payable when bonuses under the Bonus Plan are customarily payable, except that the final bonus shall be payable with the final payment of the annual base salary under Subsection 5(a)(i) hereof;

               (iii) continue in effect the medical and dental coverage, long and short-term disability protection, and any life insurance protection (including life insurance protection being paid for by the Employee), being provided to the Employee immediately prior to the Employee's termination of employment, or if any of such benefits have decreased during the one year period ending on the Employee's termination of employment, at the highest level in effect during such one year period;

               (iv) pay for executive outplacement services for the Employee from a nationally recognized executive outplacement firm at the level provided for vice-presidents of major corporations, provided that such outplacement services will be provided for a one year period commencing on the date of termination of employment regardless of the Payment Term; and

               (v) In lieu of the payments described in Subsections 5(a)(i) and 5(a)(ii) hereof, at the Employee's request, submitted in writing to the Company within five (5) business days after the date of the Employee's termination of employment:

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

                 (A) the Company will pay the total of the Employee's annual base salary payments described in Subsection 5(a)(i) in a single sum within thirty (30) days following the Employee's termination of employment; and

                 (B) his Bonus Plan payments described in Subsection 5(a)(ii) shall be made at the same time as the Employee's payment under Subsection 5(a)(vi)(A) but shall be calculated using the Employee's Target Annual Bonus Percentage for all calculation purposes.

          (b) If the Employee's employment hereunder terminates due to the Employee's death, disability, termination by the Company for Cause or termination by the Employee other than for Good Reason, then no further compensation or benefits will be provided to the Employee by the Company under this Agreement following the date of such termination of employment other than payment of compensation earned to the date of termination of employment but not yet paid. As more fully and generally provided in Section 15 hereof, this Subsection 5(b) shall not be interpreted to deny the Employee any benefits to which he may be entitled under any plan or arrangement of the Company applicable to the Employee. Likewise, this Subsection 5(b) shall not be interpreted to entitle the Employee to a bonus under the Bonus Plan following his termination of employment except as provided in the Bonus Plan which requires employment on the last day of the Company's taxable year as a condition to receipt of a bonus thereunder for such year except in the cases of death, disability or retirement at or after either age 62 with ten years of service or age 65.

          (c) Notwithstanding anything contained in this Agreement to the contrary, other than Section 15 hereof, if the Employee breaches any of the Employee's obligations under Section 8 or 9 hereof, no further severance payments or other benefits will be payable to the Employee under this Section 5.

      6.  SEVERANCE PLAN. It is the intention of the Parties that this Agreement
          --------------
provide special benefits to the Employee. If at any time the Company's Executive Severance Benefit Plan would provide better cash severance benefits to the Employee than this Agreement, the Employee may elect to receive such better cash severance benefits in lieu of the cash severance benefits provided under Subsections 5(a)(i) and 5(a)(ii), or Subsection 5(a)(v), of this Agreement, whichever is applicable, while continuing to receive any other benefits or coverages available under this Agreement. If this Agreement would provide better cash severance benefits to the Employee than the Company's Executive Severance Benefit Plan, the Employee shall receive the cash severance benefits under this Agreement, as well as any other benefits or coverages available under this Agreement. In such case, the cash severance benefits under this Agreement shall be in lieu of the cash severance benefits payable under the Company's Executive Severance Benefit Plan.

     7.  PLAN AMENDMENTS.  To the extent any provisions of this Agreement modify
         ---------------
the terms of any existing plan, policy or arrangement affecting the compensation or benefits of the Employee, as appropriate, (a) such modification as set forth herein shall be deemed an amendment to such plan, policy or arrangement as to the Employee, and both the Company and the Employee hereby consent to such amendment, (b) the Company will appropriately modify such plan, policy or arrangement to correspond to this Agreement with respect to the Employee, or (c) the Company will provide an "Alternative Benefit," as defined in Section 13 hereof, to or on behalf of the Employee in accordance with the provisions of such Section 13.

     8.  CONFIDENTIAL INFORMATION.  The Employee agrees that the Employee will
         ------------------------
not, during the Employment Term or at any time thereafter, either directly or indirectly, disclose or make known to any other person, firm, or corporation any confidential information, trade secret or proprietary information of the Company that the Employee may acquire in the performance of the Employee's duties hereunder (except in good faith in the ordinary course of business for the Company to a person who will be advised by the Employee to keep such information confidential) or make use of any of such confidential information except in the performance of the Employee's duties or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires the Employee to divulge, disclose or make accessible such information. In the event that the Employee is so ordered, the Employee shall so advise the Company in order to allow the Company the opportunity to object to or otherwise resist such order. Upon the termination of the Employee's employment with the Company, the Employee agrees to deliver forthwith to the Company any and all proprietary literature, documents, correspondence, and other proprietary materials and records furnished to or acquired by the Employee during the course of such employment. In the event of a breach or threatened breach of this Section 8 by the Employee, the Company will be entitled to preliminary and permanent injunctive relief, without bond or security, sufficient to enforce the provisions hereof and the Company will be entitled to pursue such other remedies at law or in equity which it deems appropriate.

     9.  NON-COMPETITION.   In consideration of this Agreement, the Employee
         ---------------
agrees that, during the Employment Term, and for one year thereafter, the Employee shall not act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business engaged to a material extent in the manufacture or sale of (a) mattresses or other bedding products or (b) any other products which constitute more than ten percent (10%) of the Company's revenues at the time in direct competition with the Company in any market. The Employee understands that the foregoing restrictions may limit the Employee's ability to engage in certain business pursuits during the period provided for above, but acknowledges that the Employee will receive sufficiently higher remuneration and other benefits from the Company hereunder than the Employee would otherwise receive to justify such restriction. The Employee acknowledges that the Employee understands the effect of the provisions of this Section 9, and that the Employee has had reasonable time to consider the effect of these provisions, and that the Employee was encouraged to and had an opportunity to consult an attorney with respect to these provisions. The Company and the Employee consider the restrictions contained in this Section 9 to be reasonable and necessary. Nevertheless, if any aspect of these restrictions is found to be unreasonable or otherwise unenforceable by a court of competent jurisdiction, the Parties intend for such restrictions to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced. In the event of a breach or threatened breach of this Section 9 by the Employee, the Company will be entitled to preliminary and permanent injunctive relief, without bond or security, sufficient to enforce the provisions hereof and the Company will be entitled to pursue such other remedies at law or in equity which it deems appropriate.

     10.  NOTICES.  For purposes of this Agreement, all communications provided
          -------
for herein shall be in writing and shall be deemed to have been duly given when hand delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If the notice is to the Company:

               Mr. Ronald L. Jones
               Chief Executive Officer
               Sealy Corporation
               P.O. Box 2806
               High Point, NC 27261

               With a copy to:

               Kenneth Walker, Esq.
               Vice President and General Counsel
               Sealy Corporation
               P.O. Box 2806
               High Point, NC 27261

          (b)  If the notice is to the Employee:

               ______________________________

               ______________________________

               ______________________________

or to such other address as either party may have furnished to the other in writing and in accordance herewith; except that notices of change of address shall be effective only upon receipt.

     11.  ASSIGNMENT; BINDING EFFECT.  This Agreement shall be binding upon and
          --------------------------
inure to the benefit of the parties to this Agreement and their respective successors, heirs (in the case of the Employee) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall be a condition precedent to the consummation of any such transaction that the assignee or transferee expressly assumes the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than the Employee's rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in this Section 11.

     The Employee shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following the Employee's death by giving the Company written notice thereof. In the absence of such a selection, any compensation or benefit payable under this Agreement following the death of the Employee shall be payable to the Employee's spouse, or if such spouse shall not survive the Employee, to the Employee's estate. In the event of the Employee's death or a judicial determination of his incompetence, reference in this Agreement to the Employee shall be deemed, where appropriate, to refer to the Employee's beneficiary, estate or other legal representative.

     12.  INVALID PROVISIONS.  Any provision of this Agreement that is
          ------------------
prohibited or unenforceable shall be ineffective to the extent, but only to the extent, of such prohibition or unenforceability without invalidating the remaining portions hereof and such remaining portions of this Agreement shall continue to be in full force and effect. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, the Parties will negotiate in good faith to replace such provision with another provision that will be valid or enforceable and that is as close as practicable to the provisions held invalid or unenforceable.

     13.  ALTERNATIVE SATISFACTION OF COMPANY'S OBLIGATIONS.  In the event
          -------------------------------------------------
this Agreement provides for payments or benefits to or on behalf of the Employee which cannot be provided under the Company's benefit plans, policies or arrangements either because such plans, policies or arrangements no longer exist or no longer provide such benefits or because provision of such benefits to the Employee would adversely affect the tax qualified or tax advantaged status of such plans, policies or arrangements for the Employee or other participants therein, the Company may provide the Employee with an "Alternative Benefit," as defined in this Section 13, in lieu thereof. The Alternative Benefit is a benefit or payment which places the Employee and the Employee's dependents in at least as good of an economic position as if the benefit promised by this Agreement (a) were provided exactly as called for by this Agreement, and (b) had the favorable economic, tax and legal characteristics customary for plans, policies or arrangements of that type. Furthermore, if such adverse consequence would affect the Employee or the Employee's dependents, the Employee shall have the right to require that the Company provide such an Alternative Benefit.

     14.  ENTIRE AGREEMENT, MODIFICATION.  Subject to the provisions of Section
          ------------------------------
15 hereof, this Agreement contains the entire agreement between the Parties with respect to the employment of the Employee by the Company and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties, whether oral or written. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless in writing, specifically referring hereto, and signed by both Parties.

     15.  NON-EXCLUSIVITY OF RIGHTS.  Notwithstanding the foregoing provisions
          -------------------------
of Section 14, nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plan, program, policy or practice provided by the Company for its executive officers, nor shall anything herein limit or otherwise affect such rights as the Employee has or may have under any stock option, restricted stock or other agreements with the Company or any of its subsidiaries. Amounts which the Employee or the Employee's dependents or beneficiaries are otherwise entitled to receive under any such plan, policy, practice or program shall not be reduced by this Agreement except as provided in Section 6 hereof with respect to payments under the Executive Severance Benefit Plan if cash payments of annual base salary are made hereunder.

     16.  WAIVER OF BREACH.  The failure at any time to enforce any of the
          ----------------
provisions of this Agreement or to require performance by the other party of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement in accordance with the terms of this Agreement.

     17.  GOVERNING LAW.  This Agreement has been made in, and shall be governed
          -------------
and construed in accordance with the laws of, the State of Ohio. The Parties agree that this Agreement is not an "employee benefit plan" or part of an "employee benefit plan" which is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     18.  TAX WITHHOLDING.  The Company may withhold from any amounts payable
          ---------------
under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation. Where withholding applies to Class A Shares, the Company shall make cashless withholding available to the Employee.

     19.  EXPENSE OF ENFORCEMENT.  The Company shall reimburse reasonable
          ----------------------
attorney fees and expenses incurred by the Employee to enforce the provisions of this Agreement, even if his claims are not successful, provided they are not ultimately determined by the court to be frivolous.

     20.  REPRESENTATION.  The Company represents and warrants that it is fully
          --------------
authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

     21.  SUBSIDIARIES AND AFFILIATES.  Notwithstanding any contrary provision
          ---------------------------
of this Agreement, to the extent it does not adversely affect the Employee, the Company may provide the compensation and benefits to which the Employee is entitled hereunder through one or more subsidiaries or affiliates, including, without limitation, Sealy, Inc.

     22.  NO MITIGATION OR OFFSET.   In the event of any termination of
          -----------------------
employment, the Employee shall be under no obligation to seek other employment. Amounts due the Employee under this Agreement shall not be offset by any remuneration attributable to any subsequent employment he may obtain.

     23.  SOLE REMEDY.  The Parties agree that the remedies of each against the
          -----------
other for breach of this Agreement shall be limited to enforcement of this Agreement and recovery of the amounts and remedies provided for herein. The Parties, however, further agree that such limitation shall not prevent either Party from proceeding against the other to recover for a claim other than under this Agreement.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year first above written.

                              SEALY CORPORATION

                              By: /s/ Ronald L. Jones
                                 ------------------------------------

                              _______________________________________

                              EMPLOYEE:

                              /s/ E. Lee Wyatt, Jr.
                              ---------------------------------------

                              _______________________________________

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